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                                   EXHIBIT 4.2

                              M.B.A. HOLDINGS, INC.
  NON-EMPLOYEE DIRECTORS AND CONSULTANTS RETAINER STOCK PLAN FOR THE YEAR 2004

                                    ARTICLE I

                                   DEFINITIONS

As used herein, terms have the meaning hereinafter set forth unless the context should clearly indicate the contrary:

(a) "Board" shall mean the Board of Directors of the Company.

(b) "Committee" shall mean the Compensation Committee appointed by the Board to oversee the administration of this Plan.

(c) "Company" shall mean M.B.A. Holdings, Inc., Inc., a Nevada corporation.

(d) "Director" shall mean a member of the Board.

(e) "Fair Market Value" shall mean the average of the closing price for ten consecutive trading days at which the Stock is listed in the NASDAQ quotation system ending on the day prior to the date an Option is granted hereunder.

(f) "Grant" means the issuance of an Option hereunder to an Optionee entitling such Optionee to acquire Stock on the terms and conditions set forth in a Stock Option Grant to be entered into with the Optionee.

(g) "Option" shall mean the right granted to an Optionee to acquire Stock of the Company pursuant to the Plan.

(h) "Optionee" shall mean an Officer of the Company or a Director of the Company to whom a Grant hereunder has been made.

(i) "Plan" shall mean the M.B.A. Holdings, Inc. Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2004."
 the terms of which are herein set forth;

(j) "Stock" shall mean the common stock of the Company or, in the event the outstanding shares of stock are hereafter changed into or exchanged for shares of different stock or securities of the Company or some other corporation, such other stock or securities.

(k) "Stock Option Grant" shall mean the agreement between the Company and an Optionee under which an Optionee may acquire Stock pursuant to the Plan.

                                   ARTICLE II

                                    THE PLAN

2.1 NAME. The plan shall be known as the "M.B.A. Holdings, Inc. Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2004."

2.2 PURPOSE. The purpose of the Plan is to advance the business and development of the Company and its shareholders by affording to the Directors and Consultants of the Company the opportunity to acquire an equity interest in the Company by the grant of Options to such persons under the terms herein set forth. By doing so, the Company seeks to motivate, retain and attract highly competent, highly motivated Directors and Consultants to lead and ensure the success of the Company. The Options to be granted hereunder are Non-Statutory Options made available to Directors and Consultants of M.B.A. Holdings, Inc.

2.3 EFFECTIVE DATE. The Plan shall become effective upon its adoption by the Board of the Company. Thereafter, the Plan shall be submitted to the shareholders of the Company for approval within 12 months after the date said Plan is adopted by the Board.

2.4 TERMINATION DATE. The Plan shall terminate ten (10) years from the date the Plan is adopted by the Board of the Company and at such time no further Options shall be granted under the Plan. Options previously granted under the Plan may be exercised by the Optionee in accordance with the Stock Option Grant until such Options terminate as provided in said Stock Option Grant.
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                                   ARTICLE III

                                  PARTICIPANTS

Only Directors and Consultants of the Company shall be eligible to be granted an Option under the Plan. The Committee may grant Options to any Director or Consultant in accordance with the terms hereunder and such other determinations as the Committee may, from time to time, in its sole discretion make.

                                   ARTICLE IV

                                 ADMINISTRATION

4.1 DUTIES AND POWERS OF THE COMMITTEE. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have the sole discretion and authority to determine from among eligible persons those to whom and the time or times at which Options may be granted and the number of shares of Stock to be subject to each Option. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations related to it and to determine the details and provisions of each Stock Option Grant and to make all other determinations necessary or advisable in the administration of the Plan.

4.2 RECORDS OF PROCEEDINGS. The Committee shall maintain written minutes of its actions that shall be maintained among the records of the Company.

4.3 MAJORITY. A majority of the members of the Committee shall constitute a quorum and any action taken by a majority present at such meeting, when properly noticed, at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all members of the Board shall constitute the action of the Committee.

4.4 COMPANY ASSISTANCE. The Company shall supply full and timely information to the Committee in all matters relating to eligible Optionees, their status, death, retirement, disability and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties. All expenses of the Committee shall be paid by the Company.

4.5 COMPOSITION OF THE COMMITTEE. The Committee shall consist of up to three (3) individuals appointed by the Board from among its members, at least two (2) of which are non-employee Directors. Appointment to the Committee shall be for a term of one (1) year or until new individuals are appointed to the Committee by the Board. Any individual designated and serving as a member of the Committee shall be entitled to indemnification in relation to such service by the Company to the fullest extent called for or permitted by Article XII of the Bylaws of the Company.

4.6 COMMITTEE AUTHORITY. If the Committee deems it necessary or in the best interest of the Company or its shareholders, the Committee may impose restrictions of the subsequent transferability of Stock issued pursuant to Options to be granted hereunder. In the event of the imposition of any such conditions, the Stock of the Company to be issued pursuant to the exercise of an Option shall have any such restrictions prominently displayed as a legend on such certificate.

                                    ARTICLE V

                       SHARES OF STOCK SUBJECT TO THE PLAN

5.1 LIMITATION. Subject to adjustment pursuant to the provisions of Section 5.3 hereof, the number of shares of Stock which may be issued and sold hereunder shall not exceed 2,000,000 shares. The Company shall take such action as necessary to reserve the aforesaid number of shares for issuance pursuant to the Plan.

5.2 OPTIONS GRANTED UNDER THE PLAN. Commencing on the Effective Date, the amount of compensation for service to directors or consultants shall be payable in shares of the Common Stock (the "Stock Retainer") pursuant to this Plan at the deemed issuance price of $0.15 per Share. Shares of stock with respect to which an Option is granted hereunder, but which lapses prior to exercise, shall be considered available for grant hereunder. Therefore, if Options granted hereunder shall terminate for any reason without being wholly exercised, new Options may be granted hereunder covering the number of shares to which such terminated Options related.

5.3 DEFERRAL OPTION. From and after the Effective Date, a Participant may make an election (a "Deferral Election") on an annual basis to defer delivery of the Stock Retainer specifying which one of the following ways the Stock Retainer is to be delivered (a) on the date which is three years after the Effective Date for which it was originally payable (the "Third Anniversary"), (b) on the date upon which the Participant ceases to be a Director or Consultant for any reason (the "Departure Date") or (c) in five equal annual installments commencing on the Departure Date (the "Third Anniversary" and "Departure Date" each being referred to herein as a "Delivery Date"). Such Deferral Election
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shall remain in effect for each Subsequent  Year unless changed,  provided that, any Deferral Election with respect to a particular Year may not be changed less than six months prior to the beginning of such Year, and provided, further, that no more than one Deferral Election or change thereof may be made in any Year. Any Deferral Election and any change or revocation thereof shall be made by delivering written notice thereof to the Committee no later than six months prior to the beginning of the Year in which it is to be effected; provided that, with respect to the Year beginning on the Effective Date, any Deferral Election or revocation thereof must be delivered no later than the close of business on the 30th day after the Effective Date.

5.4 DEFERRED STOCK ACCOUNTS. The Company shall maintain a Deferred Stock Account for each Participant who makes a Deferral Election to which shall be credited, as of the applicable Payment Time, the number of shares of the Common Stock payable pursuant to the Stock Retainer to which the Deferral Election relates. So long as any amounts in such Deferred Stock Account have not been delivered to the Participant under 2 Paragraph 8 hereof, each Deferred Stock Account shall be credited as of the payment date for any dividend paid or other distribution made with respect to the Common Stock, with a number of shares of the Common Stock equal to (a) the number of shares of the Common Stock shown in such Deferred Stock Account on the record date for such dividend or distribution multiplied by
(b) the Dividend Equivalent for such dividend or distribution.

5.5 DELIVERY OF SHARES (a) The shares of the Common Stock in a Participant's Deferred Stock Account with respect to any Stock Retainer for which a Deferral Election has been made (together with dividends attributable to such shares credited to such Deferred Stock Account) shall be delivered in accordance with this Paragraph 8 as soon as practicable after the applicable Delivery Date. Except with respect to a Deferral Election pursuant to Paragraph 6 hereof, or other agreement between the parties, such shares shall be delivered at one time; provided that, if the number of shares so delivered includes a fractional share, such number shall be rounded to the nearest whole number of shares. If the Participant has in effect a Deferral Election pursuant to Paragraph 6 hereof, then such shares shall be delivered in five equal annual installments (together with dividends attributable to such shares credited to such Deferred Stock
Account), with the first such installment being delivered on the first anniversary of the Delivery Date; provided that, if in order to equalize such installments, fractional shares would have to be delivered, such installments shall be adjusted by rounding to the nearest whole share. If any such shares are to be delivered after the Participant has died or become legally incompetent, they shall be delivered to the Participant's estate or legal guardian, as the case may be, in accordance with the foregoing; provided that, if the Participant dies with a Deferral Election pursuant to Paragraph 6 hereof in effect, the Committee shall deliver all remaining undelivered shares to the Participant's estate immediately. References to a Participant in this Plan shall be deemed to refer to the Participant's estate or legal guardian, where appropriate. (b) The Company may, but shall not be required to, create a grantor trust or utilize an existing grantor trust (in either case, "Trust") to assist it in accumulating the shares of the Common Stock needed to fulfill its obligations under this Paragraph 8. However, Participants shall have no beneficial or other interest in the Trust and the assets thereof, and their rights under this Plan shall be as general creditors of the Company, unaffected by the existence or nonexistence of the Trust, except that deliveries of Stock Retainers to Participants from the Trust shall, to the extent thereof, be treated as satisfying the Company's obligations under this Paragraph 5.5.

5.6 SHARE CERTIFICATES; VOTING and OTHER RIGHTS. The certificates shares delivered to a Participant pursuant to Paragraph 8 above shall be issued in the name of the Participant, and from and after the date of such issuance the Participant shall be entitled to all rights of a stockholder with respect to the Common Stock for all such shares issued in his name, including the right to vote the shares, and the Participant shall receive all dividends and other distributions paid or made with respect thereto.

5.6 ANTI-DILUTION. In the event the Stock subject to Options hereunder is changed into or exchanged for a different number or kind of stock or other securities of the Company or of another organization by reason of merger, consolidation or reorganization, re-capitalization, reclassification, combination of shares, stock split or stock dividend;

(a) The aggregate number of shares of Stock subject to Options that may be granted hereunder shall be adjusted appropriately;

(b) Rights under outstanding Options granted hereunder, both as to the number of subject shares and the Option price, shall be adjusted appropriately;

(c) Where dissolution or liquidation of the Company or any merger or consolidation in which the Company is not a surviving corporation is involved, each outstanding Option shall terminate and the Optionee holding such Option shall have the right immediately prior to such dissolution, liquidation, merger or combination to exercise his Option, in whole or in part, to the extent that it shall not have been exercised without regard to any installment exercise provision.

The manner of application of the foregoing provision shall be determined solely by the Committee and any such adjustment may provide for the elimination of fractional share interests.

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                                   ARTICLE VI

                                OPTION PROVISIONS

6.1 OPTIONS.

(a) The Board of Directors or the Committee may grant additional options to Directors and Consultants, setting forth such terms, conditions, and exercise schedules as may be determined by the Committee or Board of Directors.

(b) Each Option granted hereunder shall be evidenced by minutes of a meeting of or the written consent of the Committee and by a written Stock Option Grant dated as of the date of Grant and executed by the Company and the Optionee, which Grant shall set forth such terms and conditions as may be determined by the Committee consistent with the Plan.

6.2 LIMITATIONS. The Options granted hereunder are non-statutory Options that do not satisfy the requisites of Section 422 of the Internal Revenue Code, as amended.

6.3 OPTION PRICE. The per share Option price for the stock subject to each Option shall be determined by the Committee, but the per share exercise price shall not be less than the fair market value of the Stock on the date the Option is granted.

6.4 OPTION PERIOD. Each Option granted hereunder must be granted within ten (10) years from the effective date of the Plan. The period for the exercise of each Option shall be determined by the Committee, but in no instance shall such period exceed ten (10) years from the date of Grant of the Option. The Committee may prescribe such period after the grant of an Option which must expire before such Option may be exercised as the Committee deems appropriate.

6.5 OPTION EXERCISE.

(a) Options granted hereunder may not be exercised until and unless the Optionee shall meet the conditions precedent established by the Committee for Officers and Directors.

(b) Options may be exercised by Directors and Consultants for whole shares only. Optionees may exercise their Option in whole at any time, or in part from time to time in each year on a cumulative basis with any portion not exercised to be carried over for exercise in subsequent years.

Options shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office and payment in full to the Company at said office of the amount of the Option price for the number of shares with respect to which the Option(s) are then being exercised.

(c) No Option may be exercised by any Optionee unless a registration statement, such as form S-8, covering the Stock subject thereto has been filed with and declared effective by the Securities and Exchange Commission and an appropriate registration or exemption therefrom, is in effect or available in the state of residence of the exercising Optionee.

6.6 NON-TRANSFERABILITY OF OPTION. No Option or any right relative thereto shall be transferred by an Optionee otherwise than by will or by the laws of descent and distribution or by written permission of the Committee. During the lifetime of an Optionee, the Option shall be exercisable only by him or her.

6.7 EFFECT OF DEATH OR OTHER TERMINATION OF RELATIONSHIP.

(a) The exercise schedule for Non-Statutory Stock Options following termination, death or total and permanent disablement of the Optionee will be determined by the Committee at the time of grant.

(b) No transfer of an Option by the Optionee by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with a written notice thereof and an authenticated copy of the will and/or such other evidence as the committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Option.

6.8 RIGHTS AS A SHAREHOLDER/VESTING OF OPTIONS.

(a) An Optionee or a transferee of an Option shall have no rights as a shareholder of the Company with respect to any shares subject to any unexercised Options.
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(b)  Non-Statutory  Stock  Options  are  exercisable  once  vested.  The vesting schedule for Non-Statutory Stock Options will be determined by the Committee when granted.

6.9 REQUIRED FILINGS. An Optionee to whom an Option is granted under the terms of the Plan is required to file appropriate reports with the Securities and Exchange Commission and the Internal Revenue Service. As a condition of the receipt of an Option hereunder, Optionees shall agree to make the necessary filings. The Company shall assist and cooperate with Optionees by providing the necessary information required for compliance of this condition.

                                   ARTICLE VII

                               STOCK CERTIFICATES

The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder, or any portion thereof, prior to the obtaining of any approval or clearance from any federal or state governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable.

                                  ARTICLE VIII

               TERMINATION, AMENDMENT, OR MODIFICATION OF THE PLAN

The Board may at any time, upon recommendation of the Committee, terminate, and may at any time and from time to time and in any respect amend or modify the terms of the Options granted under the Plan. If the Plan has been submitted to and approved by the shareholders of the Company, no such action by the Board or the Committee may be taken without approval of the majority of the shareholders of the Company which: (a) increases the total number of shares of Stock subject to the Plan, except as contemplated in Section 5.3 hereof; (b) changes the manner of determining the Option price; or (c) withdraws the administration of the Plan from the Committee.

                                   ARTICLE IX

                                   EMPLOYMENT

9.1 EMPLOYMENT. Nothing in the Plan or any Option granted hereunder or in any Stock Option Grant shall confer upon a non-employee Director receiving such Option or Stock Option Grant the status as an employee of the Company. Further, nothing in the Plan or any Option granted hereunder shall in any manner create in any Optionee the right to continue their relationship with the Company or create any vested interest in such relationship, including employment.

9.2 OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other stock option, incentive, or other compensation plan in effect for the Company or any of its subsidiaries, nor shall the Plan preclude the Company or any subsidiary thereof from establishing any other forms of incentive or other compensation for employees or non-employee Directors of the Company, or any subsidiary thereof.

9.3 PLAN EFFECT. The Plan shall be binding upon the successors and assigns of the Company.

9.4 TENSE. When used herein nouns in the singular shall include the plural.

9.5 HEADINGS OF SECTIONS ARE NOT PART OF THE PLAN. Headings of articles and sections hereof are inserted for convenience and reference and constitute no part of the Plan.

IN WITNESS WHEREOF, this Plan has been executed effective as of April 7, 2004.


                            M.B.A. Holdings, Inc.



                            By  /s/  Gaylen M. Brotherson
                                Gaylen M. Brotherson, Chief Executive Officer